Exhibit 10.11

Please be advised that certain identified information has been excluded in this Exhibit because it is the type of information that the registrant treats as private or confidential and is (i) not material and (ii) would be competitively harmful if publicly disclosed. Information that has been redacted/omitted is symbolized by “[***]”.

THIS DISTRIBUTION AND SERVICES AGREEMENT ("Agreement") effective as of September 8, 2023 (the "Effective Date"), by and between Venture Medical, LLC with an address of 211 North Higgins Avenue, Suite 305, Missoula, MT 59802 ("Distributor") and BioStem Technologies, Inc., with its principal place of business located at 2836 Center Port Circle, Pompano Beach, FL 33064 ("Company"). Each of Company and Distributor are referred to individually herein as a "Party" and, collectively, as the "Parties."

WHEREAS, Distributor desires to obtain the exclusive right, within a defined territory, to market and sell Company's Products (as hereinafter defined) to the Accounts (as hereinafter defined) as specified in this Agreement;

WHEREAS, Company desires to grant to Distributor such exclusive right; and WHEREAS, Company desires Distributor to perform other services on behalf of Company,

as specified in this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

1.
Appointment and Acceptance.
•
Subject to the terms and conditions of this Agreement, Company hereby appoints Distributor and Distributor hereby accepts its appointment to be Company's distributor to acquire, inventory, distribute, market, promote and sell Company's human cell and tissue products that are specifically set forth in Exhibit A, (the "Products") solely to the types of customers listed on Exhibit E (collectively, "Accounts") as permitted under Applicable Laws (as defined hereinafter) in the United States (including its territories, possessions, domestic and overseas military bases, and the Commonwealth of Puerto Rico) (collectively, the "Territory"), and Distributor hereby accepts such appointment. Company agrees throughout the Term not to engage or sell to any other third-party wholesale or specialty distributors to distribute the Products to any Account within the Territory unless, during the Term of this Agreement, Distributor has purchased less than the Minimum Purchase Amount (as described in Section 4 hereof) during any calendar quarter. Such limitation shall not apply to direct distribution of Products by Company to customers. For purposes of this Agreement, the term "Accounts," which are the customers listed on Exhibit E, means any person or entity, including state, local, and Federal government entities, purchasing Product for individual or, as applicable, state, local or Federal government use or application and not for resale or redisposition, and expressly excludes patients. Distributor acknowledges and agrees that (i) Company may directly or indirectly (through its employees, or other agents, distributors or otherwise) market, promote and sell Products to the Accounts outside of the Territory without restriction; and (ii) Company may remove any Product from Exhibit A unilaterally upon notice to Distributor if Company ceases to produce such Product; provided, however, that if Company ceases to produce a Product (a "Discontinued Product") and, prior to or after such cessation, produces a product (a "Replacement Product") that is substantially similar to such Discontinued Product, then the parties shall negotiate in good faith to reach agreement to add such Replacement Product to Exhibit A or enter into a new agreement, on terms substantially similar to the terms of this Agreement, covering such Replacement Product. If a Product is removed from Exhibit A, Distributor may no longer acquire, inventory, distribute, market, promote or sell such Product, in which case the terms of Section 19(c)(v) shall apply as to the removed Product.

(a)
As used herein "Affiliate" means any natural person, corporation, limited liability company, partnership, limited liability partnership, or other legal entity (each, a "Person") that controls, is controlled by or is under common control with a Party. For purposes of this definition, "control," and its conjugates, means the possession, directly or indirectly of the power to direct or cause the direction of the management of a Person, whether through the ownership of voting securities, by contract or otherwise.
2.
Term. Unless earlier terminated as provided in this Agreement, this Agreement shall be for a term of three (3) years from the Effective Date (the "Initial Term"). The Agreement shall automatically renew for successive one (1) year terms (each, a "Renewal Term") unless either Party gives notice to the other Party of its intent not to renew the Agreement no less than ninety (90) days prior to the expiration of the Initial Term or then-current Renewal Term. If either Party gives notice to the other Party of its intent not to renew, or if this Agreement is terminated as provided, Distributor will use good faith efforts to minimize its inventory of Products remaining at the effective date of the termination. The Initial Term and any and all Renewal Terms shall collectively be referred to herein as the "Term."
3.
Certain Obligations of Distributor.
(a)
Distributor shall use best efforts to promote, distribute, market and sell the Products only to Accounts in the Territory and shall provide adequate support to such Accounts in connection with the Products. To this end, Distributor shall [***]. For purposes of this Agreement, "Applicable Laws" includes, without limitation, all Healthcare Laws. For purposes of this Agreement, "Healthcare Laws" means the federal Stark Law, the federal False Claims Act, the federal health care program Anti Kickback Statute (including, without limitation, final rules published by the Department of Health and Human Services, the Office of the Inspector General ("OIG") and the Centers for Medicare and Medicaid Services ("CMS") related to each of the foregoing), the privacy and criminal fraud provisions of the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") (as amended by the Health Information Technology for Economic and Clinical Health Act of 2009), the Physician Payments Sunshine Act, the federal Food, Drug, and Cosmetics Act ("FDCA"), the federal Public Health Service Act, the applicable requirements of Medicare, Medicaid and other government health care programs, including the Veterans Health Administration and U.S. Department of Defense health care and contracting programs, the federal civil monetary penalties statute, similar state laws, any regulations or guidance promulgated under such federal or state laws, including 21 C.F.R Part 1271, each as may be amended from time to time. If Distributor learns of any actual or potential violation of any Applicable Law by Distributor or any Representative, Distributor shall promptly notify Company in writing of the actual or potential violation, subject to Distributor's right to refuse to incriminate itself as may apply under the Fifth Amendment to the federal Constitution or any applicable State constitution. Distributor shall reasonably cooperate with and assist Company in pursuing any investigation and corrective action that Company deems appropriate, including, if reasonably requested by Company, the removal of any such Representative from involvement in the performance of activities under this Agreement. Distributor is solely responsible, as between Distributor and Company, for its Representatives' compliance with all Applicable Laws, and all Representatives authorized to perform activities in connection with this Agreement must either be (a) employed by Distributor; or

(b) engaged by Distributor pursuant to a written agreement that explicitly requires the relevant individual or entity to agree to comply with, at a minimum, all Applicable Laws including Healthcare Laws, and the requirements set forth in Exhibit C. As used herein "Representative" shall mean any employee, officer, director, agent, contractor or representative of Distributor or of any of its Affiliates.
(b)
Distributor and its Representatives shall refrain from making any representations or warranties in respect of the Products, except as expressly permitted in Exhibit C.
(c)
Distributor and its Representatives shall not engage in deceptive, misleading or unethical practices that disparage or otherwise injure the reputation and good standing of Company, Company's products (including the Products), or Company's Affiliates. Further, Distributor will not disparage or otherwise intentionally or recklessly injure the reputation and good standing of Company's employees, agents, customers or representatives;
(d)
Distributor shall comply with any credentialing program established by any Account to which Distributor solicits or sells Products.
(e)
Distributor shall provide to Company, upon request, copies of Distributor's FDA registrations for facilities in which Products will be stored.
(f)
Distributor agrees that it shall not, and is not permitted to, (i) acquire, inventory, distribute, market, promote or sell any Company product not set forth on Exhibit A (as such Exhibit may be updated from time to time in accordance with this Agreement); (ii) distribute, market, promote or sell any Products to any customer, person, or entity who is not an Account;

(iii) list any Company product on a state, federal, or local government contract or purchasing schedule without prior written agreement from Company; or (iv) purchase any Product pursuant to this Agreement except in accordance with the terms of this Agreement and Exhibit C hereto. Distributor shall provide prompt written notice to, and reasonably cooperate with, Company: (1) if Distributor receives an order for Product from a customer or any person or entity who is not an Account as defined in this Agreement, and/or (2) if Distributor has reason to believe that an Account is exporting Products or if Distributor becomes aware of any entity or person offering, selling or purchasing diverted Products.

(g)
Distributor will perform certain Services for Company as defined and described on Exhibit D, for which Company will pay Distributor a Services Fee (also described on Exhibit D). All Services will be performed consistently with the terms of this Agreement, including the exhibits hereto.
4.
Purchase of Products by Distributor. Distributor shall purchase at least [***] of Products each calendar quarter during the Term, pro-rated for partial quarters (the "Minimum Purchase Amount"). From and after the date a [***], the Minimum Purchase Amount shall be increased to [***] per calendar quarter, pro-rated for partial quarters. Distributor shall purchase Product through the issuance of firm purchase orders/purchase emails to Company (each referred to herein as a "Stocking Order") via e-mail to [***] using Company's then-current form of purchase order attached to such e-mail or using such other manner and format to be specified in writing by Company. Each Stocking Order shall: (a) be for at least [***] of Product and (b) specify the total number of each type of Product being ordered, requested shipment date(s) and requested delivery location(s) and must comply with Company's then-current lead time as Company shall have notified Distributor from time to time. Company reserves the right to reject, in whole or in part, any Stocking Order submitted by Distributor for which insufficient Products are available to be shipped to Distributor or if Distributor is in breach of any material provision of this Agreement after notice and expiration of any applicable cure period. Without limiting the foregoing, any provision in a Stocking Order that conflicts with or is in addition to the terms of this Agreement shall be ineffective and not binding on either Party, unless specifically incorporated in a written amendment to this Agreement executed by authorized representatives of both Parties.
5.
Price, Invoicing and Payment.
(a)
Price. The purchase price payable by Distributor for Products purchased by Distributor from Company hereunder shall be, as set forth on Exhibit B, the WAC for the Product at the time the applicable Stocking Order is received by Company. As used herein, "WAC" means the wholesale acquisition cost for the Product as determined by Company. Distributor is solely responsible for remittance of any applicable tax, duty, custom or other fee imposed by any federal, state or local governmental authority on Product purchases.
(b)
[***]
(i)
[***]
(ii)
[***]
(iii)
[***]
(c)
Invoicing and Payment.
(i)
Company shall provide Distributor with an invoice for Products purchased by Distributor hereunder promptly with or following the shipment of such Products.
(ii)
Distributor shall pay the amounts invoiced by Company for Stocking Orders within [***] following the date of the invoice. Distributor is responsible for full payment of all amounts invoiced by Company for Distributor's purchases of Products regardless of the reimbursement, or potential for reimbursement, of any of the Products by CMS, net of invoiced amounts owed to Distributor by Company for bona fide services as provided in this Agreement. Notwithstanding the foregoing, amounts invoiced by the Company that are related to orders for which an active appeal by the Account is in process shall not be due until the conclusion of such appeal and then only in such amount as may be appropriate and proportional given the outcome of the appeal.
(iii)
Any late payments shall bear interest at the lesser of the rate of one and one half percent (1.5%) per month or the highest rate permissible under Applicable Laws, calculated daily and compounded monthly, and Distributor shall reimburse and indemnify Company for all reasonable costs incurred by Company in collecting any late payments or interest, including attorney's fees, court costs, and collection agency fees. Distributor shall be solely responsible for collecting payment from the Accounts and bear all risk of non-payment or late payment by such Accounts.

6.
Delivery and Inspection.
(a)
Delivery. Distributor shall receive each shipment of Product ordered by Distributor and sent to the address specified in the Stocking Order, [***] attached hereto and incorporated herein, as may be amended from time to time upon written agreement of the Parties (each a "Distribution Center"). All prices are F.O.B. origin, and are exclusive of all transportation, insurance, customs and import duties, value added and sales taxes and other charges relating to or arising out of the supply of the Products to Distributor or Customer, which shall be the responsibility of Distributor to pay. Distributor shall pay for all shipments of Product from Company to a Distribution Center or Customer.
(b)
Shipping. Distributor shall be responsible for arranging for shipping with its designated shipping courier and for the costs of packaging and shipping Product to the relevant Distribution Center or Customer.
(c)
Title and Risk of Loss. Product is shipped under ambient conditions. Title to, and sole risk of loss for, ordered Product shall transfer from Company to the Distributor immediately upon the provision of the Product by Company to the shipping carrier, who has been retained by Distributor to deliver the Product to the Distribution Center. Again, all deliveries of the Product shall be made in Company's facilities whereupon title and sole risk of loss and expense for Product shall immediately transfer to Distributor once Company provides the Products to the shipping carrier..
(d)
Product Tracking. Distributor shall maintain appropriate records of all sales, including without limitation, a complete list of Products sold and the date of sale, price, date of delivery, Account name, Account address (city, state and zip code), Account contact name, telephone number, specific Products purchases, and any other information reasonably requested by Company to enable Company to fulfill warranty service, recall and FDA tracking requirements.

Inspection. Distributor will inspect each shipment of Products for obvious damage when Distributor receives the shipment. If Distributor finds damaged or obviously defective Product in a shipment, it will provide written notice (each, a "Damage Notice") to Company, describe the damage or defect and request a return authorization form. The notice and request for return must be provided within 10 days following receipt of the shipment (the day of receipt will be counted as one of the days) or the Products will be deemed accepted by Distributor, except as otherwise provided in this paragraph. If Distributor does not give a Damage Notice during the 10-day period, or the damage or obvious defect is due to the act or omission of Distributor, the carrier or a third patty, then Company will have no obligation to replace the Products and Distributor will pay for the Product in accordance with the provisions of this Agreement. In the event of any latent damage or defects which cannot reasonably be discovered by Distributor using commercially reasonable incoming inspection procedures, Distributor shall give a Damage Notice within five (5) days of discovering such damage or defect. The only remedy available to Distributor for a damaged Product is to receive a replacement, excepting only damaged Products that have been discontinued by Company, for which Company will provide Distributor a full refund.

(e)
Storage. Distributor shall store and maintain Product in accordance with all Applicable Laws, the Product labeling and any written storage instructions provided by Company. Distributor shall contractually require that all Accounts (i) store Products solely at FDA registered tissue banks accredited by the American Association of Tissue Banks® ("AATB") or another FDA registered tissue bank location suitable for the storage of the Products in compliance with AATB Guidelines and Applicable Laws; and (ii) ensure that the Products are, at all times, stored, handled and used in strict compliance with the Company-provided instructions for use ("IFU"), Applicable Laws, and the Standards for Tissue Banking and all other guidance issued by the AATB (collectively, "AATB Guidance"). Distributor shall also ensure that each of Company's Distribution Centers meets such requirements. Distributor shall further instruct all Accounts to review the IFU and all other package inserts and labels provided alongside the Product.
7.
Representations and Warranties.
(a)
Company Representations and Warranties. Company hereby represents and warrants the following to Distributor:
(i)
Company is a corporation, duly organized and validly existing under the laws of the State of Florida;
(ii)
Company has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder;
(iii)
The execution of this Agreement by Company's representative whose signature is set forth at the end of this Agreement, and the delivery and performance of this Agreement by Company, have been fully authorized by all necessary corporate action on the part of Company;
(iv)
Company has duly executed and delivered this Agreement and this Agreement constitutes the legally binding obligation of Company enforceable against Company in accordance with its terms, subject to bankruptcy, insolvency and creditors' rights laws as may apply;
(v)
Company's performance hereunder will not involve the improper use or disclosure of any trade secret information of any third party or the infringement of any intellectual property ownership or rights of any third party;
(vi)
The execution, delivery, and performance of this Agreement by Company will not violate, conflict with, require consent under or result in any breach or default under (a) any of Company's organizational documents; (b) any Applicable Law; or (c) with or without notice or lapse of time or both, the provisions of any material contract to which Company is a party;
(vii)
Company has obtained all material licenses, authorizations, approvals, consents or permits required by Applicable Laws to conduct its business generally and to exercise its rights and perform its obligations under this Agreement; and
(viii)
Company's Products provided to Distributor comply with all Applicable Laws.
(b)
Distributor Representations and Warranties. Distributor hereby represents and warrants the following to Company:
(i)
Distributor is a limited liability company, duly organized and validly existing under the laws of the State of Montana;
(ii)
Distributor has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder;
(iii)
The execution of this Agreement by Distributor's representative whose signature is set forth at the end of this Agreement, and the delivery and performance of this Agreement by Distributor, have been fully authorized by all necessary corporate action on the part of Distributor;
(iv)
Distributor has duly executed and delivered this Agreement and this Agreement constitutes the legally binding obligation of Distributor enforceable against Distributor in accordance with its terms, subject to bankruptcy, insolvency and creditors' rights laws as may apply;
(v)
Distributor's performance hereunder will not involve the use or disclosure of any trade secret information of any third party or the infringement of any intellectual property ownership or rights of any third party;
(vi)
The execution, delivery, and performance of this Agreement by Distributor will not violate, conflict with, require consent under or result in any breach or default under (a) any of Distributor's organizational documents; (b) any Applicable Law; or (c) with or without notice or lapse of time or both, the provisions of any material contract to which Distributor is a party;
(vii)
Neither it nor any of its Affiliates,' or its or their respective Representatives or family members has or shall have any financial relationship with any physician, hospital or any other health care supplier or provider who is in a position to refer or recommend the use of Products ("Healthcare Provider"). For purposes of this subsection, the term "financial relationship" includes, but is not limited to, any direct or indirect cash or other benefit granted to any Healthcare Provider including, but not limited to, an equity, profit sharing or similar interest, gifts that are not in compliance with Applicable Law, a Party's applicable code of conduct, or loans or cash advances of any kind; and

(viii)
Distributor has obtained all material licenses, authorizations, approvals, consents or permits required by Applicable Laws to conduct its business generally and to exercise its rights and perform its obligations under this Agreement.
8.
Disclaimers and Limitation of Liability.
(a)
Disclaimer of Product Warranties. Distributor acknowledges and agrees that the Company literature packaged with the Products (the "Product Literature") contains all warranties, representations, and disclosures concerning the Products and their use. Distributor has no authority, express or implied, to make any warranties, representations, or disclosures, nor to authorize any of its representatives to make any warranties, representations, or disclosures, beyond those provided by Company within the Product packaging. DISTRIBUTOR ACKNOWLEDGES AND AGREES THAT PRODUCTS ARE NOT SUBJECT TO APPROVAL BY THE FDA OR OTHER REGULATORY AUTHORITIES. EXCEPT AS MAY BE SET FORTH IN THE PRODUCT LITERATURE, NO WARRANTY CONCERNING THE PRODUCTS OR THE USE THEREOF IS EXTENDED TO DISTRIBUTOR OR ANY THIRD PARTY UNDER THIS AGREEMENT. WITHOUT LIMITING THE FOREGOING, COMPANY'S SOLE LIABILITY FOR BREACH OF ANY WARRANTY RELATING TO THE PRODUCTS SHALL BE, AT COMPANY'S SOLE DISCRETION, CREDIT FOR OR REPLACEMENT OF THE NONCONFORMING PRODUCT.
(b)
Disclaimer. OTHER THAN AS EXPRESSLY SET FORTH IN SECTION 8(a), COMPANY DOES NOT PROVIDE ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER WITH RESPECT TO THE PRODUCTS, THE USE THEREOF, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, COMPANY EXPRESSLY DISCLAIMS ALL OTHER REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS, IMPLIED, OR STATUTORY, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE; WARRANTIES OF SAFETY, ACCURACY, OR NON-INFRINGEMENT; AND WARRANTIES ARISING FROM COURSE OF DEALING OR USAGE OF TRADE. WITHOUT LIMITING THE FOREGOING, COMPANY DOES NOT WARRANT THAT ANY PRODUCT WOULD BE OR COULD BE CLEARED, APPROVED OR LICENSED FOR ANY USE, CLINICAL OR OTHERWISE, OR THAT ANY PRODUCT IS COMPLIANT WITH ANY LAWS OR REGULATORY REQUIREMENTS THAT WOULD APPLY IN THE EVENT THE PRODUCT IS REGULATED BY THE FDA OR OTHER REGULATORY AUTHORITY.
(c)
LIMITATION OF LIABILITY. COMPANY'S LIABILITY WITH RESPECT TO THE PRODUCTS OR THEIR USE (INCLUDING LIABILITY UNDER THIS

AGREEMENT OR ANY OTHER CONTRACT, NEGLIGENCE, STRICT LIABILITY, TORT OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY CONSEQUENTIAL DAMAGES, OR LOST PROFITS), INCLUDING ANY USE IN VIOLATION OF THE APPLICABLE !FU OR APPLICABLE LAWS AND REGULATIONS, IS LIMITED EXCLUSIVELY TO THE REMEDY PROVIDED IN SECTION 8(a), AND NO OTHER RIGHT OR REMEDY WILL BE AVAILABLE TO ANY PERSON OR ENTITY WITH RESPECT THERETO. WITHOUT LIMITING THE FOREGOING, (IN NO EVENT WILL COMPANY AND ITS AFFILIATES, EMPLOYEES, AGENTS AND REPRESENTATIVES' COLLECTIVE LIABILITY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREUNDER EXCEED THE AMOUNT OF AVAILABLE INSURANCE COVERAGE. DISTRIBUTOR ACKNOWLEDGES THAT THE ALLOCATION OF RISKS AND BENEFITS UNDER THIS AGREEMENT IS BASED ON THE LIMITATIONS DESCRIBED ABOVE.

(d)
EXCLUSION OF CERTAIN DAMAGES. EXCEPT AS OTHERWISE STATED HEREIN, NEITHER PARTY SHALL BE LIABLE FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY, OR PUNITIVE DAMAGES, INCLUDING LOST PROFITS, ARISING FROM OR RELATING TO THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES. NOTHING IN THIS SECTION 8 SHALL BE CONSTRUED TO LIMIT OR RESTRICT (A) THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY UNDER THIS AGREEMENT; (B) THE RIGHTS OR OBLIGATIONS OF EITHER PARTY WITH RESPECT TO (I) THE INFRINGEMENT OR

MISAPPROPRIATION OF THE OTHER PARTY'S INTELLECTUAL PROPERTY RIGHTS OR (2) UNAUTHORIZED USE OR DISCLOSURE OF THE OTHER PARTY'S CONFIDENTIAL INFORMATION; (C) DISTRIBUTOR'S LIABILITY FOR VIOLATION OF APPLICABLE LAWS OR THE INSTRUCTIONS FOR USE IN ITS OR ITS CUSTOMERS' COMMERCIALIZATION OR USE OF ANY PRODUCT; (D) COMPANY'S VIOLATION OF APPLICABLE LAWS, OR (E) EITHER PARTY'S LIABILITY TO THE OTHER FOR THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITING THE FOREGOING, IN NO EVENT SHALL BIOSTEM BE LIABLE TO DISTRIBUTOR FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY, OR PUNITIVE (INCLUDING LOST PROFITS) TO THE EXTENT ARISING OUT OF OR RELATING TO DISTRIBUTOR'S OR DISTRIBUTOR'S CUSTOMER'S COMMERCIALIZATION OR USE OF ANY PRODUCT IN VIOLATION OF THE INSTRUCTIONS FOR USE OR APPLICABLE LAW.
9.
Indemnification.
(a)
Indemnification by Distributor. Distributor shall indemnify, defend, and hold harmless Company, its subsidiaries and Affiliates, and each of their respective officers, directors, , employees and agents (the "Company Indemnitees"), against and from all damages, losses, fees, costs, expenses or other liability (including reasonable attorneys' fees) incurred in connection with any and all third party claims, suits, investigations or enforcement actions (each a "Claim" and collectively, the "Claims") to the extent that such Claims result from or are attributable to:

(i)
any untruth or inaccuracy in any warranty or representation made by Distributor in this Agreement;
(ii)
Distributor's or any Representative's breach of any provision of this Agreement;
(iii)
infringement of a third party's intellectual property rights by reason of Company's use of Distributor's service names, logos, brands, trademarks, service marks, trade dress, and other proprietary designations, or information, or material made available by Distributor to Company under or in connection with this Agreement (the "Distributor Marks") that infringes, misappropriates, or otherwise violates a third party’s patents, copyrights, trade secrets, trademarks, or other intellectual property rights; provided that any such indemnity shall not apply to the extent arising out of a matter for which the Claim is the result of a Company Indemnitee's negligence, misuse of the Distributor Marks, breach of the Agreement, or violation of Applicable Law;
(iv)
any written representation or warranty given by Distributor or any Representative with respect to the Products (other than the labeling of the Products by Company), (iii) the manufacture, use or sale of any product not supplied by Company that is sold or combined with a Product;
(v)
the negligence, gross negligence, recklessness or willful misconduct of any Representative or Distributor Indemnitee (as defined below); or

(vi)
the violation by Distributor or any Representative of any Applicable Laws.
(b)
Indemnification by Company. Subject to Section 8, and to the extent permitted by Applicable Laws, Company shall indemnify, defend, and hold harmless Distributor, its subsidiaries and Affiliates, and each of their respective officers, directors, employees and agents (the "Distributor Indemnitees"), against and from all Claims to the extent that such Claims result from or are attributable to:
(i)
any untruth or inaccuracy in any warranty or representation made by Company in this Agreement;
(ii)
Company's or any Company employee's or agent's breach of any provision of this Agreement;
(iii)
the death or bodily injury of a patient administered a Product to the extent such Claims are established by a court of competent jurisdiction to arise primarily from a manufacturing defect resulting in the transmission of relevant communicable disease agents or diseases ("RCDADs") as defined at 21 C.F.R. § 1271.3(r)(l) and

(2). For purposes of clarity, Company's indemnification obligations under this subsection to Distributor shall only arise after it has been proven by Distributor that the Claims arise directly from the transmission of RCDADs resulting from the manufacture of a Product;

(iv)
infringement of a third party's intellectual property rights by reason of Distributor's use of the Company's service names, logos, brands, trademarks, service marks, trade dress, and other proprietary designations, or information, or material made available by Company to Distributor under or in connection with this Agreement (the "Company Marks"), that infringes, misappropriates, or otherwise violates a third party's patents, copyrights, trade secrets, trademarks, or other intellectual property rights; provided that any such indemnity shall not apply to the extent arising out of a matter for which the Claim is the result of a Distributor Indemnitee's negligence, misuse of the Company Marks, breach of the Agreement, or violation of Applicable Law;
(v)
the negligence, gross negligence, recklessness or willful misconduct of any Company Indemnitee; or
(vi)
the violation by Company of any Applicable Laws.

Company shall have no obligations under this Section 9(b) to the extent that any such Claims arise as a result of any Distributor Indemnitee' s: (i) failure to comply with any applicable FDA or other regulatory authority requirements or Applicable Laws; (ii) improper or unauthorized usage or administration of any Product or materials provided by Company hereunder; or (iii) negligence, recklessness, willful misconduct or breach of this Agreement.

(c)
Indemnification Procedures.

(i)
If either Party (in such situation, the "Indemnitee") receives notice or otherwise obtains knowledge of (x) any matter or threatened matter arising from the claim of a third party that may give rise to an indemnification claim against the other Party (in such situation, the "Indemnitor") or (y) any matter or set of facts that may give rise to a Claim against the other Party (in such situation, the "Indemnitor") that is direct (i.e., does not arise from the claim of a third party), then the Indemnitee shall promptly give notice to the Indemnitor describing, to the extent practicable, such matter in reasonable detail. The failure to make timely delivery of such written notice by the Indemnitee to the Indemnitor shall not relieve the Indemnitor from any liability with respect to such matter, except to the extent the Indemnitor is materially prejudiced by such failure. The Indemnitor shall have the right, at its option, to assume the defense of any such matter with its own counsel, which counsel shall be reasonably acceptable to the Indemnitee.
(ii)
If the Indemnitor elects to assume the defense of any such matter, then:
a)
notwithstanding anything to the contrary contained in this Agreement, the Indemnitor shall not be required to pay or otherwise indemnify the Indemnitee against any attorneys' fees or other expenses incurred on behalf of the Indemnitee in connection with such matter following the Indemnitor's election to assume the defense of such matter, unless (x) the Indemnitor fails to defend diligently the Claim within thirty

(30) days after receiving notice of such failure from the Indemnitee, (y) the Indemnitee reasonably shall have concluded (based upon written advice of its counsel) that there are one or more material legal defenses available to such Indemnitee or other Indemnitees that are not available to the Indemnitor, or (z) the Indemnitee reasonably shall have concluded (based upon written advice of its counsel) that, with respect to such claims, the Indemnitee and the Indemnitor may have different, conflicting, or adverse legal positions or interests in such matter;

b)
the Indemnitee shall make available to the Indemnitor all books, records and other documents and materials that are under the control of the Indemnitee or any of the Indemnitee's Affiliates that the Indemnitor requests, and shall cooperate in all reasonable ways with, and make its employees and advisors available and otherwise render reasonable assistance to, the Indemnitor and its counsel, advisors and other agents; and
c)
the Indemnitor shall not, without the written consent of the Indemnitee, which shall not be unreasonably withheld or delayed, settle or compromise any pending or threatened Claim in respect of which indemnification may be sought hereunder (whether or not the Indemnitee is an actual or potential party to such Claim) or consent to the entry of any judgment (x) that does not, to the extent that the Indemnitee may have any liability with respect to such Claim, include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnitee of a written release of the Indemnitee from all liability in respect of such Claim, (y) that includes any statement as to or an admission of fact, culpability, or wrongful failure to act, by or on behalf of the Indemnitee, or (z) in any manner that involves any injunctive relief against the Indemnitee or may reasonably be expected to materially and adversely affect the Indemnitee.
(iii)
If the Indemnitor elects not to assume the defense of and indemnification for such matter, then the Indemnitee shall proceed diligently to defend such matter with the assistance of counsel reasonably satisfactory to the Indemnitor: provided, however, that the Indemnitee shall not settle, adjust or compromise such matter, or admit any liability with respect to such matter, without the prior written consent of the Indemnitor, such consent not to be unreasonably withheld or delayed. The procedures in this Section shall not apply to direct claims of Company or its Indemnitees against Distributor or its Indemnitees against Company.
10.
Insurance.
(a)
Distributor. Distributor shall at all times maintain general comprehensive liability, professional liability, workers' compensation, unemployment and such other insurance with respect to the operation of its business, of such types, coverage amounts and retention amounts as may be consistent with industry best practices for organizations of Distributor's size. Distributor's commercial general liability insurance will have a minimum limit of One Million

U.S. Dollars (US$1,000,000.00) per occurrence and Three Million U.S. Dollars (US$3,000,000.00) in the aggregate. Distributor's professional liability insurance will have a minimum aggregate limit of One Million U.S. Dollars (US$1,000,000).

(b)
Company. Company shall at all times maintain general comprehensive liability, workers' compensation, unemployment and such other insurance with respect to the operation of its business, of such types and coverage amounts as is consistent with best practices and industry standards. Company's commercial general liability insurance will have a minimum limit of two million U.S. dollars (US$2,000,000.00) per occurrence and five million U.S. dollars (US$5,000,000.00) in the aggregate. Company shall at all times also maintain professional liability insurance and product liability insurance with such coverage amounts and retention amounts as may be consistent with industry best practices for organizations of Company's size.
(c)
Insurance Policy Requirements. All liability policies will be occurrence type; claims-made type policies are only permitted provided the holder maintains equivalent coverage for a minimum of Copies of certificate of insurance shall be delivered to the other Party from time to time as may be requested. Policies and certificates of insurance shall not be cancelled, permitted to lapse without equivalent replacement, or materially altered without at least sixty (60) days' notice to the other Party. The obligations of this Section shall survive the termination or expiration of this Agreement for a minimum of four (4) years after the expiration of the Term or earlier termination of this Agreement. All liability policies will be written by carriers with A.M. Best ratings of A- or better and group size VII or larger.

11.
Alterations to Products and Labeling. Without Company's prior written consent, Distributor shall not make any changes, additions or alterations whatsoever to the Products or to the Product's packaging, trademarks or labels.
12.
Sales Material and Advertising/ Publicity. Distributor shall: (a) submit to, and obtain the prior written approval of, Company with regard to all publications, sales brochures, letterheads, technical bulletins or other such materials as to the Products or using the name of the Company before any such material is used in commerce by Distributor; and (b) submit to Company for prior written approval any advertising and promotional material relating to the Products or the Company prepared or used by Distributor. Notwithstanding the foregoing, Distributor shall not be required to submit advertising that has been prepared by Company and that has not been altered by Distributor. Company shall not unreasonably withhold, delay or condition such approval. Each Party expressly consents to the use by the other Party of its name and likeness in written materials and oral presentations to current or prospective Accounts, partners, investors or other similarly situated individuals/entities (including to the Securities and Exchange Commission in public filings); provided, that such materials or presentations shall accurately describe the nature of the relationship between the Parties, and provided, further, that neither Party shall publish any press release, make any other public announcement or otherwise communicate with any news media concerning this Agreement or the transactions contemplated hereby without the prior written consent of the other Party.
13.
Debarment and Exclusion. Distributor hereby certifies that it has not been and that it is not: (i) debarred under section 306 of the FDCA, as amended by the Generic Drug Enforcement Act of 1992, 21 U.S.C. Sec. 335(a); (ii) excluded, debarred, suspended or is otherwise ineligible to participate in Federal health care programs or in Federal procurement or non procurement program; or (iii) charged with or convicted of a criminal offense that falls within the ambit of 42 U.S.C. 1320a-7(a). Distributor hereby certifies that in its performance of the services provided under this Agreement, it will not use in any capacity the services of any person or entity that has been: (i) debarred under section 306 of the FDCA, as amended by the Generic Drug Enforcement Act of 1992, 21 U.S.C. Sec. 335(a); (ii) excluded, debarred, suspended or is otherwise ineligible to participate in Federal health care programs or in Federal procurement or non procurement programs; or (iii) charged with or convicted of a criminal offense that falls within the ambit of 42 U.S.C. 1320a-7(a). The certifications herein shall be ongoing during the Term of this Agreement and Distributor shall immediately notify Company of any change in the status of the certifications set forth in this Section. Distributor agrees to notify Company immediately upon becoming aware of any inquiry, commencement of any proceeding, concerning conduct by Distributor, which could result in debarment, exclusion, or similar action.
14.
Distributor Warranties. Distributor represents and warrants that (a) neither it nor any of its Representatives has received any notice or communication from the U.S. Food and Drug Administration ("FDA") or other federal, state, or local regulatory or law enforcement agency requiring, recommending, or threatening to initiate any action pertaining to the activities contemplated under this Agreement; and (b) it and its Representatives shall not violate or infringe in any manner any right of privacy, property right (real, personal or otherwise, including, without limitation, any trade secret, copyright or other intellectual or intangible property right) or any other right or legally protected interest of any type or nature of any person or entity in connection with any activities contemplated under this Agreement.

15.
Regulatory Approvals and Field of Use. If applicable, Company shall be solely responsible for, and shall bear all costs associated with, obtaining, and maintaining federal regulatory approval to market Products in the Territory. Notwithstanding the previous sentence, each Party understands and agrees that the Products are regulated as human cell, tissue, and cellular and tissue-based products ("HCT/P") products regulated under 21 C.F.R Part 1271 and intended for homologous use (i.e., repair, reconstruction, replacement, or supplementation of a recipient's cells or tissues with an HCT/P that performs the same basic function or functions in the recipient as in the donor). Distributor shall sell Products strictly for homologous use (the "Field"). Distributor shall not sell Products for use outside of the Field or in conflict with Applicable Laws, including 21 C.F.R. Part 1271. Distributor acknowledges that the FDA or other applicable regulatory authorities may narrow the Field at any time. Each Party covenants promptly to provide the other Party with any communication received from or sent to the FDA or any other governmental or regulatory authority related to any Product.
16.
Intellectual Property and Confidential Information.
(a)
Intellectual Property. All intellectual property used in or associated with the Product, the operator's manual and any marketing materials owned or licensed by Company, including without limitation, any patents, trademarks, copyrights, or similar legal protections ("Intellectual Property"), as between Distributor and Company, are the sole property of Company. Except as otherwise provided herein, Distributor waives any current or future rights with respect to the Intellectual Property. Distributor shall not use any of the Intellectual Property, except as expressly permitted by this Agreement or Company's written consent. Distributor shall not knowingly do anything inconsistent with Company's ownership of its Intellectual Property, will not directly or indirectly challenge the title of Company or any of its affiliates to the same and will not attack the validity of such Intellectual Property. Distributor agrees to promptly notify Company of any unauthorized use of or infringement of the Intellectual Property by others as it comes to Distributor's attention. Company retains for itself all proprietary rights in and to all designs, engineering details, and other data pertaining to any Product and to all discoveries inventions, patent rights, etc., arising out of work done in connection with this Agreement and to any and all Product developed as a result thereof, including without limitation, the sole right to manufacture any and all such products.
(b)
As used herein, "Confidential Information" means non-public, confidential and proprietary information of a Party (in this context, the "Disclosing Party"), including but not limited to technical, marketing, financial, personnel, planning, and other information that is marked confidential or that the other Party (in this context, the "Receiving Party") should reasonably know is confidential, including without limitation the negotiated terms and conditions of this Agreement, information regarding the internal organization of a Party, the names and responsibilities of its management, supervisory and technical employees, operating plans, inventions, trade secrets, know-how, technical data or specifications, testing methods, proprietary business or financial information, product and marketing plans, plans for acquisitions and mergers, manufacturing and/or sales activities, technical information concerning products and related instrumentation, specifications, procedures, techniques, ideas, methods, and the names and purchase records of customers and suppliers. The term "Confidential Information" shall also specifically include, but not be limited to: (a) Company's proprietary process for manufacturing and designing perinatal allografts, as well as all formulas and methods appurtenant thereto; (b) Company's proprietary particulate compositions used from perinatal tissue; and (c) Company's proprietary process to form, collect, and preserve extracellular vesicles. "Confidential Information" does not include any information of the Disclosing Party that is (a) already lawfully known to, or independently developed by, or for, the Receiving Party, without use of or reference to the non-public information of the Disclosing Party, (b) disclosed in or through lawfully published materials, (c) generally known to the public through no fault of the Receiving Party, or

(d) lawfully obtained by the Receiving Party from any third party that the Receiving Party believes has a right to disclose such information. The Receiving Party agrees to maintain the confidentiality of the Confidential Information of the Disclosing Party to which the Receiving Party gains access during the performance of this Agreement. The Receiving Party will use at least the same care to prevent the disclosure, publication, or dissemination of the Disclosing Party's Confidential Information as it uses to protect its own Confidential Information, and not less than reasonable care. The Receiving Party may not use the Confidential Information except for purposes of performing obligations under this Agreement or disclose the Disclosing Patty's Confidential Information to any third party (other than the Receiving Party's employees, officers, directors, legal and financial advisors, or other authorized representatives with a reasonable need to know such information and who are bound by appropriate obligations of confidentiality and non disclosure of such information at least as stringent as those set forth in this Agreement), except with the prior written consent of the Disclosing Party. The Receiving Party may disclose the Disclosing Patty's Confidential Information as required by law, provided that (unless prohibited from doing so) in anticipation of such required disclosure, the Receiving Patty provides reasonable prior written notice to the Disclosing Party and, at the Disclosing Party's expense, reasonably cooperates with the Disclosing Party's reasonable efforts to request confidential treatment of such Confidential Information by the recipient to the extent afforded by law.

(c)
This Section will survive the termination or expiration of this Agreement for a period of three (3) years.
17.
Recalls. Throughout the Term and thereafter to the extent required under Applicable Laws, both Distributor and Company shall maintain standard operating procedures applicable to recalls that comply with all regulatory requirements and are consistent with industry practice, and that enable it to reasonably assist in any requested recall or withdrawal relating to the Products. Company shall be solely responsible for the costs, decision and execution for a Product recall, except Distributor shall be responsible for the cost of any recall (including replacement Product) to the extent the recall was caused by the grossly negligent, reckless, or willfully wrongful action or omission of Distributor. In the event of a Product recall or market withdrawal, Distributor agrees to cooperate fully as requested or directed by Company, to effect any such recall or market withdrawal; including, without limitation, in the investigation of any issue that resulted in the need for such recall or market withdrawal. To the extent consistent with Applicable Law, Distributor will comply with Company's written instructions concerning communications with the public and other procedures to be followed for the recall or market withdrawal. Distributor shall provide to Company the names and addresses of Accounts that may have received recalled Products. To facilitate compliance with this Section, Distributor shall preserve and maintain all business records and data sufficient to adequately administer a recall, market withdrawal or connection in accordance with Applicable Laws, and Distributor shall make such information available to

Company upon Company's reasonable request. If any of the Products are recalled due to the act or omission of Company, then Distributor shall be entitled to a credit equal to the amounts paid by Distributor for such recalled Products, including the cost of shipping.

18.
Distributor Independence; Use of Independent Representatives. Distributor shall operate as an independent contractor. Distributor is not an agent of Company for any purpose pursuant to this Agreement. Distributor's employees and agents are not employees of Company. Distributor is not authorized to enter into any commitment or contract of any kind on behalf of Company. Company will not incur any liability whatsoever to any third party by reason of Distributor having exceeded its authority under the appointment granted by Company herein or by reason of any misrepresentation by Distributor of its relationship to Company or of Company's Products, warranties, policies, practices or procedures. Nothing contained in this Agreement is intended to or shall be construed to create or imply a joint venture, partnership, or relationship of principal and agent or employer and employee between Company and Distributor or between Company and any Distributor Representative. Distributor shall be responsible for all costs and liabilities relating to the conduct of its business, including but not limited to the cost and expense of providing and maintaining its place of business, the wages of its employees, the payment of compensation to its agents or independent contractors, and its expenses incurred for or in connection with its performance under this Agreement. Distributor shall be responsible for all withholding taxes, social security taxes and similar taxes. Distributor has the limited right to use approved independent representatives, Representatives, distributors and other agents for performance of some of its obligations under this Agreement, provided, Distributor must obtain Company's prior written approval prior to engaging each such independent representative, distributor or other agent, whereas such approval not to be unreasonably withheld or delayed by Company. Distributor accepts full responsibility for the actions and omissions of its Representatives, representatives, and any sub-distributors and its agents. An action or omission by a Representative, representative, sub-distributor or agent that is contrary to the provisions of this Agreement will constitute a breach of this Agreement by Distributor. In such event, Company will have all of the remedies against Distributor set forth in this Agreement for a breach by Distributor.
19.
Termination Rights.
(a)
Termination by Company. This Agreement shall be subject to termination by Company: (i) immediately upon failure by Distributor to pay any undisputed sums due to Company hereunder within sixty (60) days after the applicable due date; (ii) immediately upon a material breach of any non-monetary provision of this Agreement by Distributor of any terms and conditions of this Agreement, which breach is not cured within a reasonable time, not to exceed thirty (30) days in any instance, after written notice thereof by Company; (iii) immediately (1) upon the bankruptcy, receivership or insolvency of Distributor, (2) if Distributor fails to comply with the terms of Exhibit C, which failure is not remedied within a reasonable time, not exceeding thirty (30) days in any instance, after notice from Company thereof, or (3) if the certifications in Section 13 are no longer accurate; (iv) immediately on May 1, 2024, if the Products listed on Exhibit A do not receive a national ASP; (v) on ninety (90) days' notice if the Distributor does not purchase the Minimum Purchase Amount during two consecutive calendar quarters; or (vi) on one year's written notice for the convenience of Company.

(b)
Termination by Distributor. This Agreement shall be subject to termination by Distributor: (i) immediately upon a material breach by Company of any terms and conditions of this Agreement, which breach is not cured within a reasonable time, not to exceed sixty (60) days in any instance, after written notice thereof by Distributor; (ii) immediately upon the bankruptcy, receivership or insolvency of Company; or (iii) on one year's written notice for the convenience of Distributor.

(c) Effect of Expiration or Termination. Upon the expiration or termination of this Agreement:

(i)
Distributor shall cease the sale, marketing, promotion and distribution of the Products and shall cease using the trademarks, and any license for use of such trademarks shall terminate;
(ii)
Distributor shall execute and deliver all other documents reasonably required by Company to accomplish and evidence a complete termination of this Agreement and the surrender by Distributor of all rights hereunder;
(iii)
Distributor will promptly return or destroy, at Distributor's election, all of Company's Confidential Information and all copies, summaries, notes and other write-ups or promotional materials thereof that are in the possession or control of Distributor or any of its Representatives (except Distributor may retain one copy of such Confidential Information as reasonably necessary for compliance or legal considerations, with such copy to remain subject to the confidentiality obligations of Section 16);
(iv)
Distributor shall provide Company with a copy of all distribution records relating to the Product(s);
(v)
Provided that Distributor has complied with its obligations to minimize inventory set forth in Section 2, unless termination is by Company pursuant to Section 19(a)(i), 19(a)(ii) or 19(a)(iii)(2), 19(a)(iii)(3) or 19(a)(v) of this Agreement, Company shall purchase from Distributor all of the Products held by Distributor which are in good and saleable condition at the price that Distributor paid to Company for such Products, less any discounts and allowances;
(vi)
Company shall, at its option, fulfill or refund any Stocking Orders placed but not shipped, as of such termination or expiration;
(vii)
Distributor shall pay to Company any and all amounts due under this Agreement under the time frames set forth in this Agreement (each of which shall survive the termination of this Agreement); and
(viii)
Distributor will comply with its post termination obligations set forth in Exhibit C.

Without limiting the foregoing, in the event of an expiration due to the non-renewal of this Agreement, Distributor shall be able to sell its remaining inventory of Products for a period of six (6) months after the expiration of this Agreement.

20.
Records and Document Audits. During the Term and for ten (I 0) years thereafter, or for such longer period as is required under Applicable Laws or AATB Guidance, Distributor shall maintain complete and accurate books and records relating to this Agreement, including without limitation records relating to (a) its and its Representatives' and Accounts activities with respect to the Products, (b) Products purchased and distributed, and prices charged, to Accounts,

(c) invoices issued to and from third parties and related sales and payment records, and (d) Stocking Orders, invoices and payments submitted by Distributor to Company. During such record retention period, on reasonable prior written notice, Company may, at its own expense, inspect and audit Distributor's books, records, and other documents for purposes of (i) verifying compliance with this Agreement; (ii) verifying amounts payable under this Agreement; and (iii) satisfying Company's obligations under Applicable Laws and AATB Guidance relating to the Products. Distributor will cooperate with Company in the conduct of any audit performed pursuant to this Section 20 and shall make available to Company such records and personnel as are reasonably requested by Company. If any audit under this Section 20 reveals any past overpayment of any amount paid by Company under this Agreement, then Distributor must correct the overpayment by paying such overpayment to Company within thirty (30) days after receiving written notice of the discrepancy. Each Party shall bear its own fees, costs and expenses in connection with such audits, except if the audit reveals any breach of the Agreement by Distributor or any of its Representatives, then Distributor shall promptly remedy the applicable breach and reimburse Company's expenses incurred in the performance of such audit. Distributor may require the execution and delivery by the person(s) conducting the audit of a confidentiality and exclusive use agreement satisfactory to Company prior to the commencement of the audit. This Section shall survive termination of the Agreement.

21.
Change in Law. In the event that any federal, state or local law, rule, regulation, policy, or any interpretation thereof, is modified, implemented, threatened to be implemented, or determined to prohibit, restrict or in any way materially affect this Agreement or either Party's performance under the terms of this Agreement (each, a "Change"), then the Parties will negotiate in good faith to amend this Agreement to preserve the expectations of the Parties to the greatest extent possible, consistent with the relevant Change. If this Agreement is not amended in writing within sixty (60) days following the start of such good faith negotiations, either Party may terminate this Agreement.
22.
Dispute Resolution. In the event that the Parties, working in good faith, are unable to resolve any dispute, controversy, or claim arising out of or relating to this contract or the breach, termination, or invalidity thereof (each, a "Dispute") within thirty (30) days from service of written notice of such Dispute by either Party to the other Party, or at such earlier time as is mutually agreed by the Parties, such Dispute shall then be decided by a confidential, binding, non appealable arbitration in Broward County, Florida administered by the American Arbitration Association (the "AAA") under the Commercial Arbitration Rules then in effect (the "Rules") of the AAA. The arbitration will be conducted in English. Such arbitration shall be before a single arbitrator who shall be jointly selected by Distributor and Company. If the Parties cannot agree upon an arbitrator within thirty (30) days following the initiation of arbitration then the appointment of the arbitrator shall be made by the AAA in accordance with the Rules, except as they may be modified by the mutual written agreement of the Patties. The award of any arbitration shall be final, conclusive and binding on the Parties, and judgment on the award may be entered in any court of competent jurisdiction. The arbitrator shall be limited, in granting any relief, to comply with the provisions of this Agreement, including with respect to the award of damages or the limitations on them. During the arbitration, either Patty may seek interim measures of protection concerning any subject matter of the dispute subject to arbitration, including but not limited to interim injunctive relief, in a court of competent jurisdiction located in the Broward County, Florida. Any issue concerning the extent to which any dispute is subject to arbitration, or concerning the application, interpretation, or enforceability of this paragraph, including any contention that all or part of this paragraph is invalid or unenforceable, shall be governed by the Federal Arbitration Act and is exclusively delegated to, and shall be resolved by, the arbitrator.

23.
Survival. Sections [3(a)(iv), 5(c), 6, 7 through 11, 14, 15, 16, 17, 19(c), 23, 22, 26,

27, 25, 29, 27, 28, 32, 30, 34, and 36] will survive the expiration or termination of this Agreement.

24.
Governmental Approvals. Nothing in this Agreement shall require either Party to take any action which would violate any governmental regulation or law to which it is subject. Each Patty shall, at its sole cost and expense, obtain such governmental approvals, licenses or permits as may be necessary to effectuate the purposes of this Agreement, and shall comply with all local laws, regulations and rulings of governmental bodies having jurisdiction over such Party's business and performance under this Agreement.
25.
Taxes. Distributor shall pay all taxes, duties, tariffs or similar charges imposed on the sale or transfer of the Products by any taxing authority.
26.
Force Majeure. Neither Party shall be held responsible for any delay or failure in performance of any part of this Agreement to the extent such delay or failure is caused by fire, flood, strike, pandemic or public health emergency, civil, governmental or military authority, or act of God. When a Patty's delay or nonperformance continues for a period of at least ninety (90) days due to any such event despite such Patty's commercially reasonable efforts to perform, either Party may terminate this Agreement.
27.
Assignability. This Agreement may not be assigned by either Party without the prior written consent of the other Party, which consent may be granted or withheld in such Party's sole and absolute discretion.
28.
Notice. All notices, requests or other communications pursuant to this Agreement shall be in writing and addressed as follows:

If to Company:

BioStem Technologies, Inc. Attn: Jason Matuszewski 2836 Center Port Circle Pompano Beach, FL 33064

Email: [***]

If to Distributor:

Venture Medical, LLC

Attn: [***]

[***]

[***]

Email: [***]

Any notice to be given or to be served upon any Party will be deemed to be given and received when delivered (if the notice is delivered on a day other than a business day or after 5 p.m. local time on a business day, then delivery shall be deemed to have taken place on the first business day thereafter) to the address of such Party set forth in this Section via reputable courier or other means of personal service including, but not limited to, messenger service, FedEx, DHL or United Parcel Service, in each with a courtesy copy sent by email to the email address specified above. "Delivered" for purposes of the immediately prior sentence shall include initial attempt of delivery by a reputable courier. The notice information in this Section may be changed by giving written notice of such change to the other Party in the manner provided in this Section for giving notice. However, unless and until such written notice of change is actually received, the last address as stated by written notice or as provided in this Agreement, if no written notice of change has been sent or received, will be deemed to continue in effect for all purposes.

29.
Injunctive Relief. The Parties intend that certain obligations and provisions of this Agreement - those rights of the Parties as may be set forth in Sections 11, 15, 16 and 19(c)- shall be enforceable by specific performance and other available equitable remedies (collectively the "Specific Performance Provisions"). The Parties acknowledge that a Party seeking to enforce the Specific Performance Provisions may not have an adequate remedy at law for the breach of the Specific Performance Provisions, damages alone may not be adequate for a breach of the Specific Performance Provisions, and such Party may suffer irreparable harm as a result of such breach. Such Party shall have the right to seek to enforce Specific Performance Provisions through specific enforcement and all other available equitable remedies, including, but not limited to, mandatory and prohibitory injunctions, without being required to post bond or prove irreparable harm.
30.
No Third Party Beneficiary. The Parties hereto agree that except for the rights of Company Indemnitees and Distributor Indemnitees under Section 9 above, there are no third party beneficiaries of this Agreement.
31.
Construction. The captions of this Agreement are not part of the provisions hereof and have no force or effect. Except where the context requires otherwise, whenever used: the singular includes the plural and the plural includes the singular. Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days. The term "include" or "including" or "includes" as used in this Agreement means including, without limiting the generality of any description preceding such term. The wording of this Agreement will be deemed to be the wording mutually chosen by the parties and no rule of strict construction may be applied against any party. The words "hereof', "herein", "hereby" and derivatives or similar words refer to this entire Agreement. All references to sections are references to Sections of this

Agreement and all references to schedules, exhibits, etc. are references to Schedules, Exhibits, etc. (if any) to this Agreement, unless the context otherwise requires. All sums of money are presented and payable in United States Dollars, unless expressly provided otherwise. Notwithstanding any judicial, regulatory or legal interpretation to the contrary, wherever used, the verbs "shall", "will", and "must" are each understood to be imperative or mandatory in nature and are interchangeable with one another.

32.
Scope and Modification. This Agreement represents the entire understanding between the Parties relating to the subject matter hereof and supersedes all prior agreements between the Parties. There are no terms or representations other than those stated herein. No modification or waiver of this Agreement shall be valid unless in writing and signed by the Party against which it is asserted.
33.
Waiver. The waiver by either Party of any right hereunder or of a failure to perform or a breach by the other Party shall not be deemed a waiver of any other right or of any other failure or breach by that other Party, whether of a similar nature or otherwise.
34.
Severability. In case one or more provisions of this Agreement are determined by a court of competent jurisdiction to be invalid, the validity of the remaining provisions shall not be affected thereby.
35.
Counterparts. The Agreement may be signed in any number of counterparts, and by the Parties hereto on separate counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and in pleading or providing any provisions thereof it shall not be necessary to produce more than one such counterpart. The Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of both Parties reflected thereon as the signatories.
36.
Governing Law and Jurisdiction. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Florida. The sole and exclusive venue for any action brought under this Agreement shall be in a federal or state court in Broward County, Florida, and the Parties agree not to contest the personal jurisdiction of any such court on the grounds of forum non conveniens or otherwise. THE PARTIES HEREBY IRREVOCABLY WAIVE ANY RIGHT TO REQUIRE A TRIAL BY JURY OF ANY DISPUTE ARISING HEREUNDER OR IN CONNECTION WITH THIS AGREEMENT.

IN WITNESS WHEREOF, the Parties have executed this Agreement to be effective as of the Effective Date.

BIOSTEM TECHNOLOGIES, INC.

/s/ Jason Matuszewski___________

By: Jason Matuszewski

Title: CEO

VENTURE MEDICAL, LLC

/s/ John Schroeder ___________

By: John Schroeder

Title: President

Date: 09/09/2023

EXHIBIT A PRODUCTS

[***]

EXHIBIT B PURCHASE PRICE

[***]

EXHIBIT C COMPLIANCE OBLIGATIONS

1.
Standards of Business Conduct and Ethics. Distributor and its Representatives (collectively referred to in this Exhibit C as "Distributor") shall at all times comply with all Applicable Laws, American Association of Tissue Banks® ("AATB") Guidance, and any Company policies and procedures applicable to Distributor's performance under this Agreement, including this Exhibit C. Distributor shall conduct itself in accordance with the highest standards of business and professional ethics. Distributor understands and acknowledges that all Products must be marketed and sold only on the basis of quality, service, price, and other legitimate clinical attributes, and that Distributor is prohibited from providing any payment or any other thing of value to any Person as an inducement to order or recommend Products.
2.
Internal Compliance Program. Distributor has and shall maintain an internal compliance program, including at a minimum the following elements:
a.
Assignment of overall responsibility for compliance to an appropriate officer of

Distributor, whose responsibilities will include: coordinating Distributor's internal auditing and monitoring program; ensuring effective compliance training for Distributor and its Representatives on compliance issues and compliance with Applicable Laws, including Healthcare Laws and AATB Guidance; creating, communicating, and maintaining effective mechanisms for Distributor Representatives to report compliance-related issues and concerns; maintaining and updating Distributor's policies and procedures to reflect new risks or changes in law or Company policies and procedures applicable to Distributor's performance under this Agreement to reflect new risks or changes in law or regulation; corresponding and coordinating with Company as needed on compliance issues or questions that arise; and performing regular auditing and monitoring of Distributor's compliance with Healthcare Laws and the requirements of this Agreement;

b.
Establishment of effective lines of communication for reporting compliance questions and concerns, including at a minimum a mechanism for directly reporting compliance concerns to Distributor's officer responsible for compliance and a mechanism for reporting anonymously, such as an anonymous website or telephone line; communicating the availability of these reporting mechanisms to Distributor Representatives; providing regular reminders of the duty to report actual or potential misconduct; implementing and enforcing a policy of strict non-retaliation against any person for reporting in good faith a potential compliance concern; and communicating this policy of non-retaliation;

c.
Regular auditing and monitoring of Distributor's compliance, including the development and annual update of an internal auditing and monitoring plan, which shall describe in reasonable detail the scope and subject of Distributor's internal auditing and monitoring efforts to address potential compliance risk areas;

d.
Distribution of Company policies applicable to Distributor's performance under this Agreement to relevant Distributor Representatives within thirty (30) days of onboarding or receipt of such policies;
e.
Development and implementation of internal Distributor policies necessary to ensure that the conduct of Distributor Representatives who provide services under the Agreement complies with Applicable Laws and applicable Company policies;
f.
Compliance training for Distributor Representatives who provide services related to this Agreement, which shall include training on compliance with Applicable Laws, including Healthcare Laws, within thirty (30) days of hire and at least annually thereafter; and
g.
Establishment of effective procedures for investigating and resolving compliance questions and issues, and meaningful discipline for violation of compliance requirements.
3.
Tissue Tracking; AATB Guidance. Distributor shall comply with all AATB Guidance with respect to all activities undertaken pursuant to this Agreement, including all promotional and sales, and post-sale activities with respect to the Product. Without limiting the foregoing, Distributor shall not utilize the AATB name or trademark unless and until such time as it becomes an AATB-accredited tissue bank. Distributor acknowledges that AATB Guidance requires the establishment of a protocol for post-sale data collection with respect to tissue products. Distributor shall ensure that each Account receives a tissue trace card alongside each unit of Product and shall contractually require that each Account timely complete and return such tissue trace card to Distributor. Distributor will promptly return all Customer completed tissue trace cards to Company.
4.
Promotional Information. Distributor shall only provide Accounts with Company's then current promotional, marketing and educational information concerning the Products (as pre approved by Company in writing). It is acknowledged and agreed by Distributor that no other promotional, marketing or education information concerning the Products may be used. Distributor expressly agrees that it shall not provide, and is prohibited from providing, any medical advice, training or instruction to Customers or healthcare providers, or to any third patty, regarding the Products. Distributor further expressly agrees that it shall not provide, and is prohibited from providing, any medical advice, training or instruction to patients regarding the Products.
5.
Sunshine Act. Distributor shall be responsible for complying with all applicable obligations under the federal Physician Payments Sunshine Act (the "Sunshine Act") relating to any reportable payments or other transfers of value to "covered recipients" (as that term is defined in the Sunshine Act) and teaching hospitals made by Distributor. In addition, if Distributor makes reportable payments or transfers of value to covered recipients or teaching hospitals on behalf of Company that are reportable by Company, Distributor shall be responsible for collecting and reporting to Company any information that Company is required to report to any government or regulatory authority ("Covered Information"). Distributor is responsible for timely implementing business processes and systems necessary to capture, store and report to Company all Covered Information. Furthermore, Distributor will be responsible for the accuracy and completeness of its Covered Information and will

2

be required to certify to such accuracy and completeness to Company with each submission. Distributor will retain complete records of all Covered Information for the period required under the Sunshine Act and will make such records reasonably available for audit by Company in accordance with the audit provisions of Section 11 of this Exhibit and/or Section 20 of the Agreement.

6.
Exclusion Review and Background Check.
a.
Upon hire or other initial engagement of each Representative providing services under this Agreement, and at least annually thereafter, Distributor must perform an exclusion review for each Person providing services under the Agreement, including a check against the LEIE database at https://oig.hbs.gov/exclusions/exclusions_list.asp and the SAM database at https://www.sam.gov to ensure that the individual or entity is not debarred, suspended, or excluded from participation or otherwise ineligible to participate in any federal health care program as defined under 42 U.S.C. § 1320a-7b;
b.
Upon hire or other initial engagement of each of its Representatives providing services under this Agreement, Distributor must perform backgrounds checks on its employees and contractors that include: (i) a criminal felony and misdemeanor background check in the county in which the individual currently resides and all other counties in which such individual has resided for at least the past five (5) years; (ii) a federal criminal background check (conducted at the federal district level, using data from federal district courts); and (iii) a National Sex Offender database check (more information available at http://www.nsopr.gov/). Distributor must maintain the results of background checks in the Representative's file for a minimum of seven (7) years.
c.
If the background check reveals that an individual is listed on one of the exclusion databases or listed in a sex offender database, the individual may not be engaged or employed to provide services under this Agreement, whether as an employee, contractor or employee of a contractor. If the criminal background check reveals a criminal record, Distributor must contact the Company for further direction. Company reserves the right to request proof from Distributor at any time that the above screening is being conducted as described.

7.
Patient Instruction. If Distributor will be providing training to Accounts or patients on the use of Company Products, Distributor agrees to ensure that its Representatives provide appropriate training and education to each Account and patient, the content of which shall be reviewed and approved in writing by Company in advance. All training must be in accordance with Applicable Laws and the Product labeling.
8.
FDA Compliance Obligations.
a.
Distributor shall comply with all Applicable Laws, including, without limitation, all applicable regulations and guidelines established by the FDA, including without limitation 21 C.F.R. Parts 1270 and 1271, at all times. Without limiting the generality of the foregoing:
i.
Distributor shall submit and maintain registration and listing with the FDA in accordance with 21 C.F.R. Pati 1271.
ii.
Distributor shall ensure that it has established and maintained a quality

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management system under which Distributor conducts any Quality System Regulation (a/k/a "QSR") related activities in compliance with FDA's requirements, including 21 C.F.R. Part 1271.
iii.
Distributor shall ensure that it has established and maintained current Good Tissue Practices (a/k/a "cGTP") in compliance with all applicable FDA requirements, including 21 C.F.R. Part 1271, as applicable.
b.
Distributor shall promptly, and in any event within three (3) business days after the date of receipt of notice, notify Company in writing of, and shall provide Company with copies of, any correspondence and other documentation received or prepared by Distributor in connection with any of the following events to the extent necessary to meet the requirements of any governmental or regulatory authority:
i.
receipt of a regulatory letter, warning, recall notice, notice of inspection or similar communication from any governmental or regulatory authority in connection with the storage, marketing, advertisement, sale and/or distribution of the Product(s); or
ii.
any governmental or regulatory authority's comments relating to the Product(s) that may require a response or action by Company.

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Without limiting the generality of the foregoing, in the event that Distributor receives a letter or comments from any governmental or regulatory authority in connection with any of the Product(s) that requires a response or action by Company, Distributor shall promptly provide to Company any data or information required in preparing such response that relates to storage, marketing, advertising, sale or distribution of the Product(s), and Distributor will cooperate fully with Company in preparing such response.

c.
In the event any facility that is used by Distributor to store, market, advertise,

distribute or sell any of the Product(s) is inspected by representatives of any governmental or regulatory authority, Distributor shall notify Company promptly upon learning of such inspection and shall supply Company with copies of any correspondence that relates to such inspection. Distributor shall furnish to Company copies of all material information supplied to, or supplied by, such governmental or regulatory authority, including observations and responses within five (5) business days after the delivery of such information to or by the governmental or regulatory authority.

i.
Distributor shall provide Company with a copy of any response related to such visit or inspection for Company's review and comment prior to submission of the response. Distributor shall provide Company with a copy of the final response promptly after it is submitted to the governmental or regulatory authority.

d.
In the event any governmental or regulatory authority detains or seizes any of the Product(s) from Distributor, Distributor shall promptly send retained samples of each applicable Product and duplicate reports relating to such seizure to Company, provided that such action does not violate any Applicable Laws, statutes, ordinances or regulations.

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e.
Distributor communications and representations to governmental and regulatory authorities, Accounts and patients shall be true, accurate, complete, and, when applicable, consistent with the labeling of Company Products.
f.
Company does not accept the return of Products or issue credits or reimbursements for Product unless they are received damaged or defective. Distributor reserves the right to utilize its own return policy for returns from Accounts and may charge a restocking fee in accordance with such policy. Distributor will establish and maintain a compliant process for internal re stocking of undamaged and saleable Product, keeping records of all related transactions and shipments. To the extent Distributor receives returned Product(s) from one or more Account(s), handling of such Product will be according to the Product's instructions for use ("IFU") noted on each Product's packaging or IFU furnished by Company and applicable standard operating procedures, as they may be modified from time to time. Company may make exceptions to its returns policy in writing on a case-by-case basis. With the assistance of Company, Distributor shall ensure that Distributor's employees and agents involved in marketing, sales or order taking with respect to the Products are adequately trained regarding the appropriate Product information, as well as any applicable standard operating procedures. Such incidental receipt of returned Products by Distributor and its further shipment to Company does not involve distribution of Products, but rather relates solely to their return to Company.

g.
Distributor shall not modify, repackage, adulterate, misbrand, alter, to or remove labels from the Products, or otherwise make any changes whatsoever to the Products or to Company's packaging, package inserts, trademarks, or labels, including any alterations that could result in violating applicable regulations or legal standards. Any such alteration will be subject to Company's prior written approval.

h.
Distributor shall store and transport Product in accordance with Applicable

Laws, the Product labeling, and any written storage or transport instructions provided by Company.

1. Distributor shall assist Company in performing physician notification, Product recall, or patient notification if and to the extent reasonably requested by Company or required as a result of a regulatory enforcement action with respect to Products stored, marketed, handled, transferred, or sold by Distributor, its affiliates or agents.

J. Distributor shall promptly notify Company if Distributor becomes aware of any government agency recalls or investigations relating to any of the Products.

k. FDA regulations forbid any promotion of the Products for off-label uses. An "off-label" use is any use not specifically included in the FDA-approved labeling for the Product. A physician may legally use the Product for an off-label use, but Company and Distributor may not promote such a use for the Product.

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Promotion includes any unsolicited oral or written communication. Distributor may not advise a doctor to disregard a warning or precaution in the labeling, initiate a discussion or proactively disseminate materials regarding off-label use, or use written materials that have not been supplied or approved by Company.

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I. Distributor will communicate to all Accounts that the Products are Human Cell, Tissue and Cellular and Tissue-Based Products (HCT/Ps) that meet FDA's criteria for regulation solely under section 361 of the PHSA and for exemption from FDA pre-market review, clearance, and approval requirements.

m. Distributor will not make any representation about any Product, express or implied, that is inconsistent with Company's objective intent that the Product is intended for homologous use only, pursuant to 21 C.F.R. § 1271. 10(a)(2) or any successor regulation, and with any applicable FDA guidance interpreting that regulatory provision.

9.
Complaints. Each Party shall cooperate fully with the other Patty in addressing Account or customer complaints concerning Product(s) and shall take reasonable action to resolve promptly and follow up with regard to such complaints. Without limiting the generality of the foregoing, Distributor shall: (i) notify Company within two business days of receiving all such complaints that indicate a potentially significant effect on the safety or efficacy of Product(s); (ii) provide copies to Company within a commercially reasonable time (not to exceed five business days) of all Account or patient complaints received by Distributor relating to Product(s); (iii) maintain records of all Account or patient complaints received by Distributor relating to Product(s); and (iv) otherwise provide such assistance and information as Company reasonably requests to fulfill Company's complaint handling obligations for Product(s).
10.
Adverse Event Reporting. Distributor shall (i) notify Company within 24 hours of learning of any unintended response or adverse reaction relating to Product of which it becomes aware by email at [***], (ii) promptly provide such assistance and information as Company reasonably requests to fulfill its adverse event reporting obligations for Product; and (iii) instinct Accounts to report adverse events to Company pursuant to the instructions within the IFU for the Products. Company shall be responsible for reporting adverse events, and other reportable events related to the Product(s) pursuant to the Applicable Laws. Distributor shall provide such assistance and information as Company reasonably requests to fulfil its adverse event reporting obligations for Product. For Products regulated as HCT/Ps, each Patty shall: (i) investigate any adverse reaction involving a communicable disease related to the made available for distribution, and any noxious or unintended response to any HCT/P for which reasonable possibility HCT/P caused the response; (ii) report any adverse event if the reaction was fatal, life-threatening, resulted in permanent impairment of body function or structure; or necessitated medical or surgical intervention, including hospitalization. Any reportable event must be submitted to FDA on FDA form 3500A within 15 days of receipt of information.

11.
Inspection of Facilities and Operations. During the Tenn of this Agreement and for a period of one (I) year thereafter, in addition to the rights set forth in Section 20, Company shall have the right, on reasonable notice, but not on more than six (6) occasions during any calendar year unless such inspection is for-cause, to inspect or to cause a third-patty auditor to inspect Distributor's facilities and operations and review records and procedures for purposes of determining Distributor's compliance with the terms of this Agreement, and Applicable Laws, including applicable FDA regulatory requirements. All fees, costs, and

8

expenses incurred by Company or any auditor in connection with an audit shall be borne by Company. Any fees, costs, and expenses incurred by Distributor in connection with an audit shall be borne by Distributor. The audits shall be limited to non-financial information pertaining to the Products as may be directly relevant to assess compliance with the terms of this Agreement and with Applicable Laws, and shall be subject to the execution and delivery by the person(s) conducting the audit of a confidentiality and exclusive use agreement reasonably satisfactory to Company prior to the commencement of the audit. Any such audit shall be performed during reasonable business hours and shall be performed in such a manner as to not unnecessarily or unreasonably interfere with Distributor's operations.

12.
Reports. In addition to its obligations set forth in Sections 8 of this Exhibit C, Distributor will provide Company with copies of all pertinent correspondence with and from any governmental agency (including the FDA) concerning the Products or the subject matter of this Agreement, which may include, but shall not be limited to, inspection reports containing negative findings, enforcement actions, regulatory approval applications or actions, or any other document which could affect the federal regulatory status of the Products, or components thereof, as discussed or described in this Agreement.

13.
Regulation of Sale of Human Tissue. The Parties agree and understand that the Products are human allograft tissue products. According to the U.S. National Organ Transplant Act ("NOTA") (42 U.S.C. § 274e, as amended), human tissue cannot be sold and is not the property of any entity. The services provided by a tissue bank and third parties include recovery, processing, storage, distribution, marketing, and processing of orders for human tissue to a recipient in a form that is suitable for clinical use and that is helpful in restoring the recipient's form or function. Passing the costs of such services on to recipients is not considered the sale of human tissue as defined under NOTA. As such, the Parties agree and understand that references to the sale and/or purchase of Products throughout the Agreement do not refer to the sale of human tissue, but refer to the payment of processing fees for the Products and the distribution of the Products from Company to Accounts.

14.
Conflict of Interest. Each Party agrees that no actions (or failure to take action) by it or any of its employees, agents or representatives will cause the other Party to violate or incur any penalty under any applicable laws, rules or regulations under the United States Export Administration Act, the Foreign Corrupt Practices Act, and the anti-boycott provision of the Internal Revenue Code in effect as of the date of this Agreement and as amended from time to-time. Each Party will not directly or indirectly make, promise, or authorize the making of a payment or provide anything of value to any government official to induce that government official to make any governmental act or decision to help the other Party obtain or retain business. Distributor will never make a payment to or offer a government official any item or benefit, regardless of value, as an improper inducement for such government official to approve, reimburse, prescribe, or purchase a Company product, to influence the outcome of a clinical trial, or otherwise improperly to benefit Company's business activities. Distributor represents and warrants that neither it, nor any of its Affiliates is (or will be at any time during the Term) an official, agent or employee of, or in any manner connected with, any government or any entity, agency, instrumentality or subdivision of such government, or any corporation or other entity owned or controlled thereby. Further, Distributor will pay or

9

permit the payment of, directly or indirectly, any amounts to any such person.

15.
Patient Privacy. To the extent applicable, Distributor shall protect and safeguard all patient information, including Protected Health Information (as defined in 45 C.F.R. § 160.103) (a/le/a "PHI"), in accordance with applicable Healthcare Laws, including without limitation HIPAA.
16.
Stark Law, Anti-Kickback Statute, Civil Money Penalties Law, and Similar State Prohibitions. The Parties are entering into this Agreement with the intent of conducting their relationship in full compliance with applicable federal, state and local law, including but not limited to the federal Stark law and regulations, the federal Anti-Kickback Act and regulations, the federal civil money penalties law and regulations, and similar state law and regulatory prohibitions as applicable. Notwithstanding any unanticipated effect of any of the provisions herein, neither Party will conduct itself under the terms of this Agreement in a manner that constitutes a violation of the Stark law, Anti-Kickback Act, the civil money penalties law, or similar state prohibitions.

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EXHIBIT D

DISTRIBUTOR SERVICES AND SERVICES FEE

I OTHER DISTRIBUTOR OBLIGATIONS

[***]

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EXHIBIT E APPROVED ACCOUNTS

[***]

EXHIBIT F DISTRIBUTION CENTERS

Venture Medical

[***]

EXHIBIT G RETAIL PRICE GUIDE

[***]